Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Contact:	Media Contact:

Robert S. Schneider	Maria F. Slippen
U.S.I. Holdings Corporation	U.S.I. Holdings Corporation
914-749-8502	914-749-8511
rschneider@usi.biz	maria.slippen@usi.biz

U.S.I. Holdings Corporation Announces Agreement in Principle to Acquire Summit Global Partners

BRIARCLIFF MANOR, N.Y., September 8, 2004 — U.S.I. Holdings Corporation (“USI”), (NASDAQ: USIH) today announced that it has reached an agreement in principle to acquire Dallas, TX headquartered Summit Global Partners (“SGP”). The consummation of the transaction is expected to occur in the fourth quarter of 2004. Terms of the transaction, which is subject to negotiation and execution of definitive agreements, certain regulatory approvals and other customary closing conditions, were not disclosed.

Established in 1996, SGP is, according to published sources, the 14th largest privately held insurance brokerage firm in the United States. SGP specializes in risk management and employee benefits for middle market companies throughout the U.S. with offices in Texas, Florida, Illinois, California, Tennessee, New Mexico, Michigan and Oklahoma. SGP is expected to contribute approximately $68 million of revenues to USI on an annual basis.

Commenting on the transaction, David L. Eslick, USI’s Chairman, President and CEO, said, “With over 90% of SGP’s revenues within USI’s current geographic footprint, this acquisition will strengthen our presence in these states and enhance our current ability to serve our clients nationally. With this acquisition, we will also strengthen our management team with the addition of SGP’s senior management including Jeff Pan, Jeff Haynes, Jack Wagner and their team of talented professionals. USI and SGP are aligned in our focus around sales success, operating efficiencies and exceeding our client’s expectations.”

Joseph R. Wiedemann, Chairman of Summit Global Partners, said, “Our accomplished insurance professionals have succeeded in helping our clients meet today’s challenges in managing risks, securing needed coverages and providing health insurance and other employee benefits. By using technology to link support and resources, our local area sales and service offices have been able to offer innovative solutions to our clients without adding unnecessary costs. By joining USI, our clients will benefit from its strategic relationships with financially secure, service-oriented insurance companies thereby increasing our ability to offer the highest quality products and services at competitive prices. The USI management team has a well-deserved reputation for commitment to its clients, associates, carrier partners and communities, and we are pleased to be joining such an outstanding group of professionals.”

USI will hold a conference call and audio webcast to discuss the transaction at 8:30 AM (EDT) on Thursday, September 9, 2004. To access the audio webcast, please visit USI’s website at http://www.usi.biz on Thursday, September 9, 2004, and follow the link. To access the conference call, dial toll free (800) 553-0351 or (612) 332-0226 for international callers, five minutes before the teleconference. A replay of the conference call will be available on the Investor Relations section of the USI website (http://www.usi.biz).

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words such as “expects”, “anticipates”, “intends”, “plans”, “believes”, “seeks”, “estimates”, “will” or words of similar meaning and include, but are not limited to, statements about the anticipated closing of the proposed acquisition and the expected future business and financial performance of USI resulting from and following the acquisition. These statements are based on management’s current expectations and are inherently subject to uncertainties and changes in circumstances. Detailed information about the factors that could cause actual results to differ materially from those described in the forward-looking statements is contained in USI’s filings with the SEC. All forward-looking statements included in this press release are made only as of the date of this press release, and USI does not undertake any obligation to publicly update or correct any forward-looking statements to reflect events or circumstances that subsequently occur or of which USI hereafter becomes aware.

About U.S.I. Holdings Corporation

Founded in 1994, USI is a leading distributor of insurance and financial products and services to businesses throughout the United States. USI is headquartered in Briarcliff Manor, NY, and operates out of 67 offices in 19 states. Additional information about USI may be found at www.usi.biz.